UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 7, 2019

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SMRT	The NASDAQ Global Select Market

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 7, 2019, Stein Mart, Inc. (the “Company”) entered into employment agreements with MaryAnne Morin, the Company’s President (the “Morin Employment Agreement”), and James B. Brown, the Company’s Executive Vice President, Chief Financial Officer (the “Brown Employment Agreement”). The Morin Employment Agreement, which is effective as of December 5, 2018, replaces the previous employment agreement with Ms. Morin dated December 5, 2016. The Brown Employment Agreement replaces the change in control agreement with Mr. Brown dated December 17, 2018.

The amendments to the Morin Employment Agreement, which has an initial two-year term from the effective date, provide that the agreement will automatically renew for successive two-year terms unless the Company or the executive gives written notice not to renew at least 60 days before the end of the initial term or any renewal term. Other than an update to incorporate Ms. Morin’s increased base salary of $750,000, there are no further amendments to the Morin Employment Agreement.

The Brown Employment Agreement provides, among other things: (i) for an initial term of two years that automatically renews for successive two-year terms unless the Company or the executive gives written notice not to renew at least 60 days before the end of the initial term or any renewal term, (ii) an annual base salary of $400,000 per year, subject to periodic review by the Compensation Committee, (iii) if the agreement is not renewed at expiration or Mr. Brown is terminated without cause by the Company or with good reason by Mr. Brown, severance compensation equal to 100% of annual base salary and continuation of insurance benefits for one year, (iv) if Mr. Brown is terminated with cause by the Company or without good reason by Mr. Brown, only earned but unpaid base salary through the termination date, (v) if Mr. Brown is terminated without cause by the Company or with good reason by Mr. Brown within two years following a change in control, severance compensation equal to (a) 200% of annual base salary, (b) 200% of the target bonus in the year of the termination date, and (c) continuation of insurance benefits for two years, (vi) a restrictive covenant against recruiting any Company personnel for two years following termination, (vii) vesting of all unvested options or restricted shares upon death or disability, and (viii) nine months of annual base salary and a pro rata portion of any Earned Bonus (as defined in the Brown Employment Agreement), if termination is due to disability, and the full amount of any Earned Bonus for the year of death in the event of termination due to death. Mr. Brown remains eligible for other benefit plans and incentive plans in effect from time to time.

The foregoing summary of the employment agreements is not complete and is qualified in its entirety by the full text of the employment agreements, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Employment Agreement, dated May 7, 2019, between Stein Mart, Inc. and MaryAnne Morin

10.2	Employment Agreement, dated May 7, 2019, between Stein Mart, Inc. and James B. Brown

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: May 7, 2019	By:	/s/ D. Hunt Hawkins
D. Hunt Hawkins
Chief Executive Officer